Exhibit 99.1

For more information:	Investor Relations:
Vincent Pilette	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3235
650-357-3500

EFI REPORTS Q1 2011 RESULTS

Revenue Increases 26% Year-Over-Year with Non-GAAP EPS of $0.28

Foster City, Calif. – April 25, 2011 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the first quarter of 2011. For the quarter ended March 31, 2011, the Company reported revenue of $140.1 million, compared to first quarter 2010 revenue of $110.8 million.

GAAP net income was $6.2 million or $0.13 per diluted share in the first quarter of 2011, compared to GAAP net loss of $(11.4) million or $(0.25) per diluted share for the same period in 2010. Q1 2011 GAAP net income of $6.2 million was primarily driven by a strong revenue quarter and significant improvements in gross margin.

Non-GAAP net income was $13.5 million or $0.28 per diluted share in the first quarter of 2011, compared to non-GAAP net loss of ($0.1) million or ($0.00) per diluted share for the same period in 2010.

“Our exceptional results in Q1, with 26% year-over-year revenue growth, are a strong indication of the opportunities ahead for EFI as we maintain our focus on the fastest growing segments of printing,” said Guy Gecht, Chief Executive Officer of EFI. “The efficiencies and profitability our customers are achieving with EFI's innovative technology are driving strong growth across all three of our businesses. We look forward to furthering our market leadership and customer loyalty as we introduce innovative new products this week at Connect 2011, EFI’s user conference, and the ISA industry show.”

Previously reported revenue in the Fiery and APPS operating segments for the three months ended March 31, 2010 has been revised to conform to the presentation used for the three months ended March 31, 2011, reflecting the reclassification of Proofing software revenue from the APPS to the Fiery operating segment. Total revenue reported for the three months ended March 31, 2010 has not changed.

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About our Non-GAAP Net Income and Adjustments

To supplement our consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income (loss) and earnings per diluted share that are GAAP net income (loss) and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses and gains.

We believe that the presentation of non-GAAP net income (loss) and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant recurring and non-recurring items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income (loss) and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income (loss) and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

We compute non-GAAP net income (loss) and non-GAAP earnings per diluted share by adjusting GAAP net income (loss) and GAAP earnings per diluted share to remove the impact of recurring amortization of acquisition-related intangibles, stock-based compensation expense, as well as restructuring related and non-recurring charges and gains and the tax effect of these adjustments. Such non-recurring charges and gains include end-of-life inventory purchase and related obsolescence, asset impairment charges, acquisition-related transaction costs, and costs to integrate such acquisitions into our business. Examples of these excluded items are:

Recurring charges and gains, including:

•	Amortization of acquisition-related intangibles. Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense is recognized in accordance with FASB Accounting Standards Codification, Topic 718, Stock Compensation.

Non-recurring charges and gains, including:

•	Excess solvent inventories and related end-of-life purchases.

•

Acquisition-related transaction costs associated with the acquisition of privately held Streamline Development, LLC (“Streamline”), which closed on February 16, 2011. Streamline is the provider of PrintStream PMIS software focused on mailing and fulfillment services for the printing industry.

•	Restructuring and Other consists of:

•	Restructuring related charges. We have incurred restructuring charges as we reduce the number and size of our facilities and the size of our workforce.

•	Asset impairment costs consist primarily of a facility closure and the write-off of a private minority investment.

•	Expenses incurred to integrate Streamline.

Tax effect of non-GAAP adjustments. After removing the non-GAAP items, we apply the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income (loss) or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income (loss) and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to non-GAAP Net Income” included in this press release.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding growth prospects, market positioning, short and long term opportunities, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, inaccurate data or assumptions; unforeseen expenses; the difficulty of aligning expense levels with revenue; our ability to maintain effective cost control measures; management’s ability to forecast revenues, expenses and earnings; the market price of the Company’s common stock; the uncertainty regarding the amount and timing of future share repurchases by the Company; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; changes in, or the failure or inability to comply with governmental regulations, including import/export regulations or duties; failure to retain key employees; a significant decline or delay in demand for our products by any of our important OEM partners; the unpredictability of development schedules and commercialization of our OEM partners’ products; variations in growth rates or declines in the printing and imaging markets across various geographic regions; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; intense competition in each of our businesses, including competition from products developed by EFI’s customers; challenge of managing assets levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and components supplying; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses; the potential that investments in new business strategies and initiatives could disrupt the Company’s ongoing businesses and may present risks not originally contemplated; differences between the financial results as filed with the SEC and the preliminary results included in our earnings or other press releases, among other things, due to the complexity in accounting rules; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

About EFI

EFI (www.efi.com) is a world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s product portfolio includes Fiery® digital color print servers; VUTEk® superwide digital inkjet printers, UV and solvent inks; Rastek UV wide-format inkjet printers; Jetrion® industrial inkjet printing systems; print production workflow and management information software; and corporate printing solutions.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue	$140,053	$110,830
Cost of revenue	61,342	52,059

Gross profit	78,711	58,771
Operating expenses:
Research and development	27,471	26,128
Sales and marketing	28,248	25,103
General and administrative	13,157	9,977
Amortization of identified intangibles	3,420	2,928
Restructuring and other	1,347	2,012

Total operating expenses	73,643	66,148

Income (loss) from operations	5,068	(7,377)
Interest and other income (expense), net	2,396	(2,314)

Income (loss) before income taxes	7,464	(9,691)
Provision for income taxes	(1,215)	(1,687)

Net income (loss)	$6,249	$(11,378)

Fully Diluted EPS calculation
Net income (loss)	$6,249	$(11,378)

Net income (loss) per diluted common share	$0.13	$(0.25)

Shares used in diluted per share calculation	48,445	44,699

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2011	2010
Net income (loss)	$6,249	$(11,378)

Amortization of identified intangibles	3,420	2,928
Stock based compensation expense – Cost of revenue	236	255
Stock based compensation expense – Research and development	877	1,110
Stock based compensation expense – Sales and marketing	885	952
Stock based compensation expense – General and administrative	3,173	1,644
Acquisition-related transaction costs	600	628
Restructuring and other	1,347	2,012

Tax effect of non-GAAP adjustments	(3,285)	1,727

Non-GAAP net income (loss)	$13,502	$(122)

Non-GAAP net income (loss) per diluted common share	$0.28	$(0.00)

Shares used in per share calculation	48,445	44,699

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2011	December 31, 2010
Assets
Cash, cash equivalents, and short-term investments	$225,211	$229,663
Accounts receivable, net	92,588	85,453
Inventories	44,865	46,216
Other current assets	32,338	24,317

Total current assets	395,002	385,649

Property and equipment, net	28,900	26,547
Restricted investments	56,850	56,850
Goodwill	143,246	139,517
Intangible assets, net	50,053	49,140
Other assets	45,535	48,878

Total assets	$719,586	$706,581

Liabilities & Stockholders’ equity
Accounts payable	$46,233	$49,189
Accrued and other liabilities	75,094	70,028
Income taxes payable	1,397	1,182

Total current liabilities	122,724	120,399
Contingent liability	999	619
Deferred tax liabilities	1,329	1,292
Long term taxes payable	34,130	32,522

Total liabilities	159,182	154,832
Total stockholders’ equity	560,404	551,749

Total liabilities and stockholders’ equity	$719,586	$706,581

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue by Operating Segment
Fiery	$72,364	$55,529
Inkjet	51,035	43,839
Professional printing applications	16,654	11,462

Total	$140,053	$110,830

Revenue by Geographic Area
Americas	$74,192	$62,622
EMEA	44,538	31,408
Japan	11,821	13,094
Other international locations	9,502	3,706

Total	$140,053	$110,830

Revenue in the Fiery and APPS operating segments for the three months ended March 31, 2010 has been revised to conform to the presentation used for the three months ended March 31, 2011, reflecting the reclassification of proofing software revenue from the APPS to the Fiery operating segment. Total revenue reported for the three months ended March 31, 2010 has not changed.